Exhibit 23.2

Joe R. Lane (1858-1931)
Charles M. Waterman (1847-1924)
C. Dana Waterman III
David A. Dettmann*
Terry M. Giebelstein*
Rand S. Wonio
Curtis E. Beason
Robert V. P. Waterman, Jr.*
R. Scott Van Vooren*
Richard A. Davidson*
Michael P. Byrne*
Edmund H. Carroll*
Theodore F. Olt III*
Jeffrey B. Lang*
Judith L. Herrmann*
Robert B. McMonagle*
Christopher J. Curran*
Joseph C. Judge*
Jason J. O’Rourke*
Troy A. Howell*
Diane M. Reinsch*
Catherine E. E. Hult*
Mikkie R. Schiltz*
Diane E. Puthoff*
Wendy S. Meyer*
Ian J. Russell*
Benjamin J. Patterson*
Douglas R. Lindstrom, Jr.*
Rian D. Waterman*

___________________________

220 North Main Street, Suite 600
Davenport, Iowa 52801-1987
Telephone (563) 324-3246
Fax (563) 324-1616

Writer’s Direct Dial: (563) 333-6624
E-Mail Address:  rdavidson@l-wlaw.com
www.L-WLaw.com

April 9, 2014

Consent of Lane & Waterman LLP

Abbey C. Furlong*
Samuel J. Skorepa*
Kurt P. Spurgeon*
Joshua J. McIntyre*
Brett R. Marshall*
Kelsey A. W. Marquard*
Kyle R. Day*
Andrea D. Mason
Sharad K. Bijanki

Registered Patent Attorney
April A. Price*

Of Counsel
Robert A. Van Vooren*
Thomas N. Kamp
William C. Davidson*
Charles E. Miller*
James A. Mezvinsky
Peter J. Benson*
Michael L. Noyes
Jeffrey W. Paul*

   *Also Admitted in Illinois

Illinois Office
3551 7th Street, Suite 110
Moline, IL  61265

We consent to the use of our Iowa tax opinion dated as of April 9, 2014, addressed to John Deere Capital Corporation, John Deere Receivables, Inc., Wells Fargo Delaware Trust Company, N.A. and U.S. Bank National Association for filing as an exhibit to the Form 8-K of John Deere Owner Trust 2014, dated as of April 9, 2014.

LANE & WATERMAN LLP

/s/ Lane & Waterman LLP